Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned officers and directors of Hyster-Yale Materials Handling, Inc., a Delaware corporation (the “Registrant”), hereby constitutes and appoints Alfred M. Rankin, Jr., Suzanne Schulze Taylor, Dennis W. LaBarre, Kenneth C. Schilling and Jennifer M. Langer, or any of them, each acting alone, as his or her true and lawful attorney-in-fact or agent, or attorneys-in-fact or agents, with the full power of substitution and resubstitution, for the undersigned and in the name, place and stead of the undersigned, to execute and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more Registration Statements on Form S-8 with respect to the registration of Class A common stock, par value $0.01 per share of the Registrant pursuant to the Hyster-Yale Materials Handling, Inc. 2020 Long-Term Equity Incentive Plan, together with any and all amendments, supplements and exhibits thereto, including any and all pre-effective and post-effective amendments, and any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Registration Statement(s) on Form S-8, with full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of the 31st day of January, 2022.

/s/ Alfred M. Rankin, Jr.	/s/ Kenneth C. Schilling
Alfred M. Rankin, Jr. Chairman and Chief Executive Officer (principal executive officer), Director	Kenneth C. Schilling Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ Jennifer M. Langer	/s/ James B. Bemowski
Jennifer M. Langer Vice President, Controller and Chief Accounting Officer (principal accounting officer)	James B. Bemowski Director

/s/ J.C. Butler, Jr.	/s/ Carolyn Corvi
J.C. Butler, Jr. Director	Carolyn Corvi Director

/s/ Edward T. Eliopoulos	/s/ John P. Jumper
Edward T. Eliopoulos Director	John P. Jumper Director

/s/ Dennis W. LaBarre	/s/ H. Vincent Poor
Dennis W. LaBarre Director	H. Vincent Poor Director

/s/ Claiborne R. Rankin	/s/ Britton T. Taplin
Claiborne R. Rankin Director	Britton T. Taplin Director

/s/ David B.H. Williams	/s/ Eugene Wong
David B.H. Williams Director	Eugene Wong Director